608, 1199 West Pender Street
Vancouver, BC V6E 2R1
Tel: (604) 687-0300 Fax: (604) 687-0151
www.passportpotash.com

PASSPORT POTASH INC.

(TSX.V - PPI)

Passport Potash Announces Acquisition of Strategic New Lands

  Land Department Issues Order to Open Previously Closed Sections for Exploration

  New Sections Lie Within Passport's Current Landholdings

VANCOUVER, BRITISH COLUMBIA--(Marketwire - May 30, 2013) - Passport Potash, Inc. ("Passport" or the "Company") (TSX-V: PPI) (OTCQX: PPRTF) is pleased to report that it has received approval for nine new exploration permits ("Permits") from the Arizona State Land Department ("ASLD" or the "Department"), adding 4,703.66 acres of State trust land to Passport's land package. The Permits are on State Trust land sections that had been closed to development related to the proposed expansion of the Petrified Forest National Park, and are strategic to Passport's mine development. Seven of the sections lie within Passport's private landholdings, while the other two BORDER=0 the Passport/Hopi development area and abut the south BORDER=0 of the Park. (see map at this link: http://passportpotash.com/pdf/PPIMAPASLD052013.pdf )

In early April 2013, Passport made a request to the ASLD Commissioner to open these nine sections to mineral exploration. On April 30, 2013, the Commissioner issued an order (Order No. 153-2012/2013) (the "Order"), finding that an "acceptable use has been proposed for the State Trust land" and opening the subsurface estate for the land to mineral exploration application. Passport submitted applications for the Permits on the day of the Order and received confirmation shortly thereafter that the Permits had been approved. Passport expects to shortly submit an exploration plan for these sections, and expects to perform the work necessary to include these sections in its anticipated upcoming application for a mining lease.

Passport Potash President and CEO Joshua Bleak commented: "We are very pleased with the action of the ASLD, and the speed with which Commissioner Vanessa Hickman made a decision to free up these lands for potential potash development. It is a testament to the strength of the Commissioner and her team, particularly in the minerals section, that they recognized the significant value these lands would provide to the State Trust for decades to come, which we believe is evidenced by the speed with which a decision was made. The Department has always indicated that they are supportive of potash development in the Holbrook Basin, and this action evidences that support."

About the Holbrook Potash Project

Passport Potash Inc. is a publicly traded corporation engaged in the exploration and development of advanced potash properties with its major focus on a previously explored potash property in Arizona. Passport has acquired a strategic position in the Holbrook Basin with land holdings encompassing over 125,000 acres.  Passport has also entered into a joint exploration agreement with the Hopi Indian Tribe to work toward developing about 13,000 acres of contiguous privately held Hopi land.

About the Arizona State Land Department

The primary and continuing goal of the Arizona State Land Department is to increase revenue for the beneficiaries of State Trust Land and to protect its long term interest. In FY 2012 and the first half of FY 2013 the Department generated over $430,000,000 for Trust land beneficiaries, primarily K-12 education. As the economy continues to strengthen, the Department looks forward to increasing opportunities to generate revenue and contribute to the continuing success of the State of Arizona. For more on the Arizona State Land Department click http://www.azland.gov .

On behalf of the Board of Directors

PASSPORT POTASH INC.

Joshua Bleak, President

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:
Passport Potash Inc.
Peter J. Kletas
Manager of Corporate Development
866-999-6251-Toll Free
peter@passportpotash.com

Passport Potash Inc.
Clive Mostert
Corporate Communications
780-920-5044
cmostert@passportpotash.com
www.passportpotash.com

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